EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-140229, 333-171344, 333-192727, and 333-268827 on Form S-8 of our reports dated August 30, 2024, relating to the consolidated financial statements of Provident Financial Holdings, Inc., and subsidiary (the “Corporation”), appearing in this Annual Report on Form 10-K of the Corporation for the year ended June 30, 2024.

/s/ Deloitte & Touche LLP

Costa Mesa, California

August 30, 2024